Exhibit 99.1
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                                    For more information contact:

                                    Elantec Semiconductor, Inc. (408) 945-1323

                                    Jim Diller      Ephraim Kwok
                                    CEO             Vice President and CFO



FOR IMMEDIATE RELEASE
---------------------


                      ELANTEC SEMICONDUCTOR, INC. ANNOUNCES
                              ORGANIZATIONAL CHANGE

MILPITAS, CALIFORNIA,  November 10, 1998 - Elantec Semiconductor,  Inc. (NASDAQ:
ELNT) today announced the resignation of David O'Brien as President and Chief Executive Officer effective today. Jim Diller, Chairman of the Board, will serve as interim Chief Executive Officer until a replacement is found.

Elantec designs, manufactures and markets high performance analog integrated circuits primarily for the video/multimedia, data processing, instrumentation and communications markets. The Company targets high growth commercial markets in which advances in digital integrated circuit technology are driving increasing demand for high speed, high performance and low power consumption analog circuits.

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